EXHIBIT 99.1

FOR IMMEDIATE RELEASE

RASER TECHNOLOGIES, INC.

5152 North Edgewood Drive

Provo, Utah 84604

(801) 765-1200

RASER TECHNOLOGIES ANNOUNCES PLANS TO EXPLORE STRATEGIC ALTERNATIVES

Provo, UT, March 1, 2011, Raser Technologies, Inc. (OTCBB: RZTI), a renewable energy company, announced today that, in view of its current cash resources, nondiscretionary expenses, debt and near term debt service obligations, it intends to explore all strategic alternatives to maintain its business as a going concern, including, but not limited to, a sale or merger of the Company, or one or more other transactions that may include a comprehensive financial reorganization of the Company.

About Raser Technologies

Raser Technologies (OTCBB: RZTI) is a renewable energy company focused primarily on geothermal power development. Raser develops clean, renewable geothermal electric power plants with one operating plant in southern Utah and eight development and early stage projects in four western United States: Utah, New Mexico, Nevada and Oregon, as well as a concession for 100,000 acres in Indonesia. Raser is also exploring the development of solar and wind power on its existing land portfolio. Further information on Raser may be found at: www.rasertech.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding; Our ability to explore strategic alternatives resulting in the Company pursuing any particular transaction or, if it pursues any such transaction, that it will be completed; our beliefs about the strength and enforceability of our agreements; our belief about our ability to obtain financing and develop future geothermal projects and the geothermal industry in general. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the competitive environment and our ability to compete in the industry; our ability to attract, train and retain key personnel; and such other risks as identified in our quarterly report on Form 10-Q for the quarter ended September 30, 2010, as filed with the Securities and Exchange Commission, and all subsequent filings.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Raser Technologies, Inc.

Issa Arnita

Investor Relations

(801) 765-1200

Investorrelations@rasertech.com